Exhibit 99.1

Company Contact:

Discovery Partners International
Chief Executive Officer	Chief Financial Officer
Riccardo Pigliucci	Craig Kussman
(858) 228-4113	(858) 228-4113
ir@discoverypartners.com

FOR IMMEDIATE RELEASE

DISCOVERY PARTNERS INTERNATIONAL REPORTS THIRD QUARTER 2005 RESULTS

San Diego, CA – November 1, 2005 – Discovery Partners International, Inc. (NASDAQ: DPII) today announced unaudited financial results for the three and nine months ended September 30, 2005.

Revenue for the three months ended September 30, 2005 was $11.1 million, a decrease of $1.5 million, or 12 percent, compared to $12.6 million for the same period in 2004.  The decrease in revenue for the third quarter of 2005 versus 2004 was due to lower volumes in all service and product categories.  The reduction in screening service revenue was due to a lower level of screening service activity.  The reduction in chemistry service revenue was due to lower chemistry service activity caused by the completion of two chemistry service contracts and lower revenue from Pfizer, which more than offset new revenue from the National Institute of Mental Health (NIH).  The reduction in product revenue was caused by lower Crystal Farm shipments to our distributors during the quarter due to their inventory levels.

As a result of our previously announced sale of our Discovery Systems product lines to Nexus Biosystems, in future periods, the Company will not report any product revenues or related expenses, and historical operating results related to the net assets sold will be reported as discontinued operations.  The financial tables included herein show the proforma impact of the discontinued operations on the results of the Company.

Revenue for the nine months ended September 30, 2005 was $29.5 million, a decrease of $7.9 million, or 21 percent, compared to $37.4 million for the same period in 2004.  The decrease in revenue for the 2005 period versus 2004 was due to lower revenue in all service and product categories.  The primary driver of the decreased services revenue was lower chemistry service revenue from Pfizer and lower screening service revenue caused by a lower level of screening service activity.  The decrease in chemistry service revenue was partially offset by new revenue from the NIH.  The reduction in product revenue was caused lower Crystal Farm shipments to our distributors during the period due to their inventory levels.

Net loss for the three months ended September 30, 2005 was $0.3 million, or $0.01 per share, compared to net income of $0.8 million, or $0.03 per share, for the same period in 2004.  Net loss for the nine months ended September 30, 2005 was $6.3 million, or $0.24 per share, including a $1.0 million, or $0.04 per share, non-cash impairment charge associated with the write-down of our toxicology-based intangible assets, compared to net income of $2.5 million, or $0.10 per share, for the same period in 2004.

Gross margin as a percentage of revenue for the third quarter of 2005 was 41 percent, down from the 46 percent result in the third quarter of 2004, due to lower service and product margins caused by lower volumes.  Gross margin as a percentage of revenue for the first nine months of 2005 was 34 percent, down from the 43 percent result in the same period of 2004, due to lower service and product margins caused by lower volumes.

Research and development costs for the third quarter of 2005 were $1.8 million, compared to $1.2 million in the third quarter of 2004.  Research and development costs for the first nine months of 2005 were $4.6 million, compared to $3.0 million in the same period of 2004.  The increase in research and development costs resulted from the acquisition of the natural compound based discovery business of Biofrontera Discovery GmbH and from the redeployment of development scientists and engineers from direct revenue generating activities of customer funded R&D programs and collaborations to internal programs focused on targeted libraries, screening assays and drug discovery process development.  These increases offset lower R&D costs in our Discovery Systems unit.

Selling, general and administrative costs for the third quarter of 2005 were $3.5 million, down from $3.7 million in the third quarter of 2004 due to reductions in business development and administrative staffing levels combined with lower incentive compensation costs.  Selling, general and administrative costs for the first nine months of 2005 were $11.2 million, compared to $10.9 million in the same period of 2004.  The increase in selling, general and administrative costs for the first nine months resulted primarily from costs related to separation agreements with former executives.

Cash, cash equivalents and short-term investments at September 30, 2005 were $80.7 million, an increase of $0.7 million from the balance at June 30, 2005 due primarily to a reduction in working capital and net fixed asset requirements, which more than offset the net loss.

Since our second quarter 2005 earnings report, Discovery Partners has achieved several milestones:

•      In October, the Company announced the sale of certain assets related to its legacy Discovery Systems business to Nexus Biosystems, Inc., which will allow the Company to increase its focus on value added integrated drug discovery collaborations.

•      In October, the Company announced a collaboration with Ono Pharmaceutical Co., Ltd. that will focus on multiple hit-to-lead and lead optimization projects.

•      In August, the Company received a milestone payment from Allergan, Inc. for the identification of lead compounds from an on-going multi-target drug discovery collaboration.

•      In September, the Company entered into a new drug discovery collaboration with Mitsubishi Pharma Corporation (Mitsubishi) to discover lead compounds for a therapeutic target selected by Mitsubishi.  In this collaboration, the Company will make use of its comprehensive drug-like compound collection and leverage its expertise in assay development, high-throughput screening, and computational chemistry.

“The most significant event announced by the Company since our last quarterly report is undoubtedly the sale of our legacy system business to Nexus Biosystems,” commented Riccardo Pigliucci, CEO and Chairman of Discovery Partners.  “At the beginning of this year we announced our intention to focus our resources to expand our collaborative research efforts.  To date, we have completed the acquisition of the Natural product operation in Heidelberg, and exited a business that no longer fits our strategy.  Discovery Partners started as an instrumentation company but over the years this segment represented a diminishing percentage of our revenue and had to increasingly compete with other investments aimed at sustaining our core business.  The sale to Nexus Biosystems does not impair our capability to deliver on our collaborations or contracts and we have retained full access to all transferred technology.  Our recently announced collaborations with Ono and Mitsubishi and the achievement of a milestone payment from Allergan are the first tangible evidence of the value our collaborative research strategy.  We continue to be encouraged by the receptiveness of several other pharmaceutical companies to our business model and hope to be able to enter into pilot collaborations with some of them in the future,” continued Pigliucci.

“Our current 12-month backlog is $17 million, lower than what we reported last quarter due to the pending expiration of our Pfizer contract in early January, 2006.  We continue to estimate that cash at the end of 2005 will be in excess of $75.0 million, absent any further M&A activities, restructuring activities or stock repurchases,” concluded Pigliucci.

A conference call discussing third quarter 2005 financial results and outlook for the remainder of 2005 will be publicly available via the Company’s website, at http://www.discoverypartners.com.  The live webcast will begin at 11:00 am Eastern Time, on Tuesday, November 1, 2005.  In addition to the live webcast, replays will be available to the public on Discovery Partners’ website, http://www.discoverypartners.com and by calling (888) 203-1112, access code: 9353545 through Tuesday, November 8, 2005.

About Discovery Partners International, Inc.

Discovery Partners International, Inc. offers integrated services that span the drug discovery continuum, including target characterization, targeted and screening-library design and synthesis, high throughput and high content screening, lead generation and optimization, gene expression analysis, and compound management.  Discovery Partners has actively contributed to dozens of drug discovery collaborations.  Discovery Partners is headquartered in San Diego, California.

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty.  Discovery Partners’ actual results may differ materially from those projected in the forward looking statements due to risks and uncertainties that exist in Discovery Partners’ operations, research and development efforts and business environment, including whether the Company’s relationships with Pfizer and the NIH continue through and beyond their contractual terms, the mix and timing of revenue from sales of services, the ability to establish and maintain collaborations, execute more profitable business and realize operating efficiencies, the level of expenditures necessary to enable the Company to achieve its objectives of focusing its business on providing lead drug candidates to pharmaceutical companies, the ability to successfully commercialize the uARCS technology, the ability to acquire complementary businesses or capabilities and the integration of acquired businesses or capabilities, the trend toward consolidation of the pharmaceutical industry, quarterly sales variability, technological advances by competitors, and other risks and uncertainties more fully described in Discovery Partners’ annual report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission and Discovery Partner’s other SEC reports.  Backlog measures are not defined by GAAP and our measurement of backlog may vary from that used by others.  While we believe that long-term backlog trends serve as a useful metric for assessing the growth prospects for our business, backlog is not a guarantee of future revenues and provides no information about the timing on which future revenue may be recorded  The unaudited pro forma condensed consolidated financial information herein assumes the transaction occurred as of January 1, 2004 and January 1, 2005 adjusting the consolidated statement of operations to exclude the direct operating results of the assets sold for the twelve months ended December 31, 2004 and nine months ended September 30, 2005, respectively. In addition, the unaudited pro forma adjustments are based on the value of the related assets and liabilities on September 30, 2005 where such values may differ from those on the close date of the transaction. The gain on sale of the net assets as presented below are based on estimates of the working capital and cash flow results from the period of September 1, 2005 through the close date of the transaction.

Discovery Partners International, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended September 30, 2005

(in thousands)

	Consolidated	Pro Forma Adjustments		Pro Forma

Revenues	$11,080	$(1,934	)(i)	$9,146

Cost of revenues	6,496	(662	)(i)	5,834

Gross margin	4,584	(1,272)		3,312

Operating expenses:

Research and development	1,795	(488	)(j)	1,307

Selling, general & administrative	3,469	(129	)(k)	3,340

Restructuring	(17)	—		(17)

Amortization of stock-based compensation	275	(16	)(l)	259

Total operating expenses	5,522	(633)		4,889

Income (loss) from operations	(938)	(639)		(1,577)

Interest income	614	—		614
Other income, net	24	—		24
Foreign currency losses	(30)	—		(30)

Income (loss) from operations before income taxes	(330)	(639)		(969)

Income tax	11	—		11

Net income (loss)	$(341)	$(639)		$(980)
Net income (loss) per share, basic and diluted	$(0.01)			$(0.04)
Weighted average shares outstanding, basic and diluted	25,868			25,868

Pro forma adjustments to the statement of operations related to the sale of certain assets and related liabilities to Nexus Biosystems (formerly IRORI Discovery):

(i)             Represents direct revenues and cost of sales related to the Discovery Systems business.

(j)             Represents direct cost of research and development activities on behalf of the Discovery Systems business.

(k)          Represents direct selling, general and administrative expenses related to the Discovery Systems business.

(l)             Represents stock compensation costs related to an employee of the Discovery Systems business.

Discovery Partners International, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended September 30, 2004

(in thousands)

	Consolidated	Pro Forma Adjustments		Pro Forma

Revenues	$12,575	$(1,686	)(i)	$10,889

Cost of revenues	6,820	(979	)(i)	5,841

Gross margin	5,755	(707)		5,048

Operating expenses:

Research and development	1,233	(664	)(j)	569

Selling, general & administrative	3,723	(97	)(k)	3,626

Amortization of stock-based compensation	340	(45	)(l)	295

Total operating expenses	5,296	(806)		4,490

Income from operations	459	99		558

Interest income, net	372	—		372
Other income (loss), net	(44)	—		(44)
Foreign currency losses	(35)	—		(35)

Income from operations before income taxes	752	99		851

Income tax	2	—		2

Net income	$750	$99		$849
Net income per share, basic	$0.03			$0.03
Weighted average shares outstanding, basic	25,800			25,800
Net income per share, diluted	$0.03			$0.03
Weighted average shares outstanding, diluted	26,863			26,863

Pro forma adjustments to the statement of operations related to the sale of certain assets and related liabilities to Nexus

Biosystems (formerly IRORI Discovery):

(i)             Represents direct revenues and cost of sales related to the Discovery Systems business.

(j)             Represents direct cost of research and development activities on behalf of the Discovery Systems business.

(k)          Represents direct selling, general and administrative expenses related to the Discovery Systems business.

(l)             Represents stock compensation costs related to an employee of the Discovery Systems business.

Discovery Partners International, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2005

(in thousands)

	Consolidated	Pro Forma Adjustments		Pro Forma

Revenues	$29,509	$(2,625	)(i)	$26,884

Cost of revenues	19,570	(1,118	)(i)	18,452

Gross margin	9,939	(1,507)		8,433

Operating expenses:

Research and development	4,630	(1,446	)(j)	3,184

Selling, general & administrative	11,160	(454	)(k)	10,706

Restructuring	112	—		112

Amortization of stock-based compensation	874	(54	)(l)	820

Impairment of goodwill and other intangibles	1,000	—		1,000

Total operating expenses	17,776	(1,954)		15,822

Income (loss) from operations	(7,837)	447		(7,390)

Interest income	1,492	—		1,492
Other income, net	82	—		82
Foreign currency gains	20	—		20

Income (loss) from operations before income taxes	(6,242)	447		(5,796)

Income tax	14	—		14

Net income (loss)	$(6,256)	$447		$(5,810)
Net income (loss) per share, basic and diluted	$(0.24)			$(0.22)
Weighted average shares outstanding, basic and diluted	25,871			25,871

Pro forma adjustments to the statement of operations related to the sale of certain assets and related liabilities to Nexus

Biosystems (formerly IRORI Discovery):

(i)             Represents direct revenues and cost of sales related to the Discovery Systems business.

(j)             Represents direct cost of research and development activities on behalf of the Discovery Systems business.

(k)          Represents direct selling, general and administrative expenses related to the Discovery Systems business.

(l)             Represents stock compensation costs related to an employee of the Discovery Systems business.

Discovery Partners International, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2004

(in thousands)

	Consolidated	Pro Forma Adjustments		Pro Forma

Revenues	$37,382	$(5,432	)(i)	$31,950

Cost of revenues	21,178	(2,988	)(i)	18,190

Gross margin	16,204	(2,444)		13,760

Operating expenses:

Research and development	3,026	(1,722	)(j)	1,304

Selling, general & administrative	10,882	(423	)(k)	10,459

Amortization of stock-based compensation	644	(34	)(l)	610

Total operating expenses	14,552	(2,179)		12,372

Income (loss) from operations	1,652	(265)		1,387

Interest income, net	1,006	—		1,006
Other income, net	6	—		6
Foreign currency losses	(84)	—		(84)

Income (loss) from operations before income taxes	2,580	(265)		2,315

Income tax	56	—		56

Net income (loss)	$2,524	$(265)		$2,259
Net income per share, basic	$0.10			$0.09
Weighted average shares outstanding, basic	25,170			25,170
Net income per share, diluted	$0.10			$0.09
Weighted average shares outstanding, diluted	26,153			26,153

Pro forma adjustments to the statement of operations related to the sale of certain assets and related liabilities to Nexus Biosystems (formerly IRORI Discovery):

(i)	Represents direct revenues and cost of sales related to the Discovery Systems business.

(j)	Represents direct cost of research and development activities on behalf of the Discovery Systems business.

(k)	Represents direct selling, general and administrative expenses related to the Discovery Systems business.

(l)	Represents stock compensation costs related to an employee of the Discovery Systems business.

Discovery Partners International, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

As of September 30, 2005

(in thousands)

	Consolidated	Pro Forma Adjustments		Pro Forma

ASSETS

Current assets:
Cash and cash equivalents	$34,382	$1,785	(a)	$36,167
Short-term investments	46,358	—		46,358
Accounts receivable, net	9,116	(302	)(b)	8,814
Inventories, net	1,886	(673	)(b)	1,214
Prepaid and other current assets	2,513	(167	)(c)	2,346

Total current assets	94,256	643		94,899

Property and equipment, net	8,702	(111	)(c)	8,592

Restricted cash	1,184	—		1,184

Prepaid royalty	3,923	—		3,923

Patent and license rights, net	1,047	(321	)(d)	726

Other assets, net	355	—		355

Total assets	$109,467	$212		$109,679

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable & accrued expenses	4,331	(312	)(e)	4,019
Deferred revenue	2,174	(10	)(f)	2,164

Total current liabilities	6,506	(322)		6,184

Deferred rent	284	—		284

Stockholders’ equity:
Common stock	26	—		26
Common stock issuable	2,791	(202	)(g)	2,590
Treasury Stock	(979)	—		(979)
Additional paid-in capital	208,270	—		208,270
Deferred compensation	(1,501)	202	(g)	(1,299)
Accumulated other comprehensive income	54	—		54
Accumulated deficit	(105,986)	534	(h)	(105,452)

Total stockholders’ equity	102,676	534		103,211

Total liabilities and stockholders’ equity	$109,467	$212		$109,679

Pro forma adjustments to the consolidated balance sheet relate to the sale of certain assets and related liabilities to

Nexus Biosystems (formerly IRORI Discovery):

(a)	Cash paid for net assets of $1.5M plus an estimated additional $285,000 of cash consideration related to a purchase price adjustment.

(b)	Represents accounts receivable and inventories related to the Discovery Systems business.

(c)	Represents prepaid balances and fixed assets related to the Discovery Systems business.

(d)	Represents capitalized patent costs related to the product lines of the Discovery Systems business.

(e)

Represents accounts payable, accrued liabilities and warranty obligations related to the Discovery Systems business offset by an accrual of an additional $65,000 of estimated costs directly related to the sale transaction.

(f)	Represents unearned revenues related to product lines of the Discovery Systems business.

(g)	Represents deferred compensation related to unvested rights to purchase common stock of a terminated employee of the Discovery Systems business.

(h)	Represents the estimated gain on the sale of the net assets of the Discovery Systems business.

The following table reconciles the accumulated deficit as originally reported as of September 30, 2005 for Discovery Partners

International to the pro forma accumulated deficit:

Accumulated Deficit Reconciliation

Accumulated Deficit as reported at September 30, 2005		$(105,986)
Disposition of Discovery Systems business:
Cash consideration (inclusive of estimated working capital adjustment)	1,785
Less assets sold net of liabilities assumed by buyer	(1,096)
Less estimated expenses related to sale	(150)
Net gain on sale of Discovery Systems business		534
Pro forma Accumulated Deficit as of September 30, 2005		$(105,452)

Discovery Partners International, Inc.

Condensed Consolidated Statement of Cash Flows

(in thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2005
	(Unaudited)	(Unaudited)

Net Loss	$(341)	$(6,257)

Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	1,405	4,130
Amortization of stock-based compensation	275	874
Restructuring expense	(17)	112
Realized loss on investments	8	134
Loss on disposal of fixed assets	37	60
Impairment of intangible assets	—	1,000
Change in operating assets and liabilities:
Accounts receivable	731	4,781
Inventories	777	926
Other current assets	(651)	(94)
Accounts payable and accrued expenses	(41)	(1,303)
Restructuring accrual	(130)	(406)
Deferred revenue	(409)	1,226
Deferred rent	(10)	129
Restricted cash	(20)	(67)
Net cash provided by operating activities	1,614	5,245

Investing activities:
Net cash paid for business	—	(1,477)
Purchases of property and equipment	(663)	(2,930)
Other assets	(18)	(17)
Purchases of patents, license rights and other intangible assets	—	(2)
Purchases of short-term investments, net	4,611	20,314
Net cash provided by investing activities	3,931	15,887

Financing activities:
Net proceeds from issuance of common stock	120	341
Payments on debt	(171)	(241)
Purchases of treasury stock	(9)	(9)
Net cash (used in) provided by financing activities	(60)	91
Effect of exchange rate changes	(18)	11

Net increase in cash and cash equivalents	5,467	21,234

Cash and cash equivalents at beginning of period	28,915	13,148
Cash and cash equivalents at end of period	$34,382	$34,382